UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4) Date Filed: December 9, 2009

USA Technologies, Inc. (the “Company”) issued the following press release on December 9, 2009.

FOR IMMEDIATE RELEASE

USA TECHNOLOGIES COMMENTS ON RISKMETRICS REPORT

Urges Shareholders to Vote FOR the
Company’s Nominees on the WHITE Proxy Card Today

MALVERN, Pa.– December 9, 2009 – USA Technologies, Inc. (NASDAQ: USAT) (the “Company”) today issued the following statement in response to a report issued by RiskMetrics Group (formerly Institutional Shareholder Services) regarding the election of Company’s director nominees – Stephen D. Barnhart, Joel Brooks, Stephen P. Herbert, George R. Jensen, Jr., Steven Katz, Douglas M. Lurio, Jack E. Price and William L. Van Alen, Jr.– at the Company’s Annual Meeting of Shareholders to be held on December 15, 2009:

We strongly believe that RiskMetrics reached the wrong conclusion in failing to recommend that shareholders elect all of the Company’s highly-qualified director nominees. We are confident that our director nominees are the right Board to continue leading USAT toward profitability. The Company urges shareholders to protect their investment by voting the WHITE proxy card FOR all of USA Technologies’ experienced directors.

At precisely the moment in the Company’s history when the Board and management have developed a roadmap to achieve profitability and generate shareholder value, the dissidents are opportunistically seeking to take control of the Company to serve their own agenda. If the dissidents succeed in their effort to replace three experienced directors with three of their own nominees, they would have control of the Company extremely disproportionate to their less than 1.5% ownership. With immediate control of 37.5% of the Board, or 42% if they succeed in reducing the size of the Board as they have said they intend to do, they would be well-positioned to take over the Company without paying shareholders a premium for their investment.

We believe that the dissidents do not have any credible plan to create value beyond the initiatives already underway at USAT. The dissidents’ nominees have repeatedly demonstrated they lack knowledge of the Company and industry.  Giving the dissidents a near-majority on the Board cannot further USAT’s progress and, in fact, could undermine important business inroads the Company has made and jeopardize value for all shareholders.

USAT has a clear action plan in place to continue to capitalize on the strong product portfolio and customer relationships that make it a recognized market leader in the large and growing cashless transaction markets. The Company’s Board has helped build this Company into the recognized leader in the small-ticket, self-serve, cashless transaction market, and positioned USAT to generate shareholder value. The Board’s nominees have the necessary depth and breadth of relevant expertise in areas that are critical to USA Technologies’ future success.

We urge all USAT shareholders to protect their investment by rejecting the dissidents’ nominees and voting FOR the Company’s highly-qualified and experienced directors.

Company shareholders are reminded that their vote is important, no matter how many or how few shares they own.  Whether or not they attend the Annual Meeting, shareholders are encouraged to vote their shares by phone or the Internet or by signing, dating and returning the WHITE proxy card as soon as possible.

If shareholders have received a blue proxy card from the dissidents, they are urged to discard it. If shareholders have previously submitted a blue proxy card, they may vote in favor of the Board’s nominees by following the instructions on the WHITE proxy card. If shareholders have any questions or need any assistance voting their shares, please contact MacKenzie Partners, Inc., which is assisting the Company in this matter, toll-free at (800) 322-2885, (212) 929-5500 or USAT@mackenziepartners.com.

About USA Technologies
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has agreements with AT&T, Honeywell, Blackboard, MasterCard and others.

Forward-looking Statements
"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to estimate, anticipate, or control its cash and non-cash expenses, costs, or charges; the ability of the Company to obtain widespread and continued commercial acceptance of it products or services; or the outcome of the pending proxy contest. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Important Additional Information
USA Technologies, Inc. (“USAT” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 27, 2009 in connection with the Annual Meeting of Shareholders to be held on December 15, 2009, and mailed the definitive proxy statement and a WHITE proxy card to shareholders, as well as a supplement to the proxy statement and additional soliciting materials. USAT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting. The Company’s shareholders are strongly advised to read USAT’s proxy statement as it contains important information. Shareholders may obtain an additional copy of USAT’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591. In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at USAT@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of USAT’s shareholders is available in USAT’s definitive proxy statement filed with SEC on October 27, 2009 and in USAT’s supplement to proxy statement filed with SEC on December 2, 2009.

Contact:
USA Technologies Contact:
George Jensen, Chairman & CEO
Stephen P. Herbert, President & COO
800-633-0340
gjensen@usatech.com
sherbert@usatech.com
or
Proxy Solicitor:
MacKenzie Partners, Inc.
Mark Harnett / Jeanne Carr
212-929-5500
USAT@mackenziepartners.com
or
Media Contact:
Jeremy Jacobs / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449